Exhibit 10(h)

Old FHLMC Numbers: 002684780 (First)

002698242 (Second)

New FHLMC Loan Number:  940981513

Riverside Park Apartments

CONSOLIDATED, AMENDED AND RESTATED MULTIFAMILY NOTE

(Recast Transaction)

THIS CONSOLIDATED, AMENDED AND RESTATED MULTIFAMILY NOTE (“Consolidated, Amended and Restated Note”) is made effective as of the 29th day of September, 2006, by AIMCO RIVERSIDE PARK, L.L.C., a Delaware limited liability company ("Borrower"); and the FEDERAL HOME LOAN MORTGAGE CORPORATION ("Lender").

RECITALS

A.

Borrower is the maker of (i) a Multifamily Note (the "First Note"), dated as of June 29, 2000, in the original principal amount of Fifty-One Million and 00/100 Dollars ($51,000,000.00), evidencing a loan (the "First Loan") to Borrower in such amount from Reilly Mortgage Group, Inc., a District of Columbia corporation (the "Original Lender"), and (ii) a Multifamily Note (the "Second Note"), dated as of August 2, 2002, in the original principal amount of Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00), evidencing a loan (the "Second Loan") to Borrower in such amount from Original Lender.

B.

The First Note is secured by that certain Multifamily Deed of Trust, Assignment of Rents, and Security Agreement dated as of June 29, 2000, from Borrower, as mortgagor, to Original Lender, as mortgagee, recorded in the land records of Fairfax County, Virginia (the “Land Records”) in Deed Book 11412, Page 519 (the "First Instrument").  The Second Note is secured by that certain Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated as of August 2, 2002 from Borrower, as mortgagor, to Original Lender, as mortgagee, recorded in the Land Records in Deed Book 13184, Page 139 (the "Second Instrument").  The First Instrument and the Second Instrument encumber, among other things, Borrower's interest in the land described in Exhibit A to the First Instrument and the Second Instrument.

C.

Pursuant to (i) a Limited Guaranty dated as of June 29, 2000 and (ii) a Limited Guaranty dated as of August 2, 2002, AIMCO Properties, L.P., a Delaware limited partnership, guaranteed some or all of Borrower’s obligations under the terms of the First Note, the First Instrument, the Second Note and the Second Instrument.

D.

Original Lender (i) endorsed the First Note and the Second Note to Lender, (ii) assigned the First Instrument to Lender by Assignment of Security Instrument dated as of June 29, 2000 and recorded in the Land Records in Deed Book 11412, Page 572 and (iii) assigned the Second Instrument to Lender by Assignment of Security Instrument dated as of August 2, 2002 and recorded in the Land Records in Deed Book 13184, Page 199.

E.

Borrower has confirmed to Lender that Borrower has no defenses or offsets of any kind against any of the indebtedness due under the First Note or the Second Note.

F.

Borrower has represented to Lender that the Commonwealth of Virginia taxes were paid in full on the First Loan and the Second Loan and are payable on this Consolidated, Amended and Restated Note only to the extent, if any, that the principal balance of this Consolidated,

Amended and Restated Note exceeds the unpaid principal amount of the combined First Loan and Second Loan.

G.

Borrower and Lender have now agreed to consolidate, amend and restate the First Note and the Second Note so as to, among other things, (i) reflect a current aggregate unpaid balance of Fifty Million Four Hundred Eighty-Nine Thousand Five Hundred Thirteen and 00/100 Dollars ($50,489,513.00), and (ii) amend the terms of payment.

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that the First Note and the Second Note are consolidated, amended and restated in their entirety in the form attached hereto and made a part hereof.

FHLMC Loan No. 940981513
Riverside Park Apartments

MULTIFAMILY NOTE

MULTISTATE – FIXED RATE

(REVISION DATE  03-30-2006)

US $50,489,513.00	Effective Date: As of September 29, 2006

FOR VALUE RECEIVED, the undersigned (together with such party's or parties' successors and assigns, "Borrower") jointly and severally (if more than one) promises to pay to the order of FEDERAL HOME LOAN MORTGAGE CORPORATION, the principal sum of Fifty Million Four Hundred Eighty-Nine Thousand Five Hundred Thirteen and 00/100 Dollars (US $50,489,513.00), with interest on the unpaid principal balance, as hereinafter provided.

1.

Defined Terms.

(a)

As used in this Note:

"Base Recourse" means a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note.

"Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

"Default Rate" means an annual interest rate equal to four (4) percentage points above the Fixed Interest Rate.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

"Fixed Interest Rate" means the annual interest rate of seven and four hundred forty-nine thousandths percent (7.449%).

"Installment Due Date" means, for any monthly installment of interest only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note. The "First Installment Due Date" under this Note is October 1, 2006.

"Lender" means the holder from time to time of this Note.

"Loan" means the loan evidenced by this Note.

"Maturity Date" means the earlier of (i) July 1, 2020 (the "Scheduled Maturity Date"), and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

"Maximum Interest Rate" means the rate of interest that results in the maximum amount of interest allowed by applicable law.

"Prepayment Premium Period" means the period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender.  The Prepayment Premium Period is the period from and including the date of this Note until but not including the first day of the Window Period.

"Security Instrument" means the multifamily mortgage, deed to secure debt or deed of trust effective as of the effective date of this Note, from Borrower to or for the benefit of Lender and securing this Note.

"Treasury Security" means the 8.500% U.S. Treasury Security due February 15, 2020.

"Window Period" means the six (6) consecutive calendar month period prior to the Scheduled Maturity Date.

"Yield Maintenance Period" means the period from and including the date of this Note until but not including January 1, 2020.

(b)

Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

2.

Address for Payment.  All payments due under this Note shall be payable at 2010 Corporate Ridge, Suite 1000, McLean, Virginia 22102, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

3.

Payments.

(a)

Interest will accrue on the outstanding principal balance of this Note at the Fixed Interest Rate, subject to the provisions of Section 8 of this Note.

(b)

Interest under this Note shall be computed, payable and allocated on the basis of an actual/360 interest calculation schedule (interest is payable for the actual number of days in each month, and each month's interest is calculated by multiplying the unpaid principal amount of this Note as of the first day of the month for which interest is being calculated by the Fixed Interest Rate, dividing the product by 360, and multiplying the quotient by the number of days in the month for which interest is being calculated).  The portion of the monthly installment of principal and interest under this Note attributable to principal and the portion attributable to interest will vary based upon the number of days in the month for which such installment is paid. Each monthly payment of principal and interest will first be applied to pay in full interest due, and the balance of the monthly installment payment paid by Borrower will be credited to principal.

(c)

Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month shall be payable by Borrower simultaneously with the execution of this Note.  If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note.  The Installment Due Date for the first monthly installment payment under Section 3(d) of interest only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note.  Except as provided in this Section 3(c) and in Section 10, accrued interest will be payable in arrears.

(d)

 (i)

Beginning on the First Installment Due Date, and continuing until and including the monthly installment due on September 1, 2011, accrued interest only shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of each monthly installment of interest only payable pursuant to this Subsection 3(d)(i) on an Installment Due Date shall vary, and shall equal $10,447.12 multiplied by the number of days in the month prior to the Installment Due Date.

(ii)

Beginning on October 1, 2011, and continuing until and including the monthly installment due on the Maturity Date, principal and accrued interest shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the monthly installment of principal and interest payable pursuant to this Subsection 3(d)(ii) on an Installment Due Date shall be Three Hundred Fifty-One Thousand Two Hundred Sixty-Eight and 47/100 Dollars ($351,268.47).

(e)

All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date.

(f)

All payments under this Note shall be made in immediately available U.S. funds.

(g)

Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

(h)

Any accrued interest remaining past due for 30 days or more, at Lender's discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

4.

Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.  Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5.

Security.  The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6.

Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under Section 10, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.  For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration.  If prepayment occurs thereafter, Lender shall recalculate the prepayment premium as of the actual prepayment date.

7.

Late Charge.

(a)

If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within ten (10) days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

(b)

Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8.

Default Rate.

(a)

So long as (i) any monthly installment under this Note remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

(b)

From and after the Maturity Date, the unpaid principal balance shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

(c)

Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for thirty (30) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities; and (iii)  it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or any other Event of Default has occurred and is continuing, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9.

Limits on Personal Liability.

(a)

Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any other obligations of Borrower.

(b)

Borrower shall be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

(c)

In addition to the Base Recourse, Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)

Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence.  However, Borrower will not be personally liable for any failure described in this subsection (i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(ii)

Borrower fails to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument.  However, Borrower will not be personally liable for any failure described in this subsection (ii) if Borrower is unable to apply insurance or condemnation proceeds as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(iii)

Borrower fails to comply with Section 14(g) or (h) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

(iv)

Borrower fails to pay when due in accordance with the terms of the Security Instrument the amount of any item below marked "Deferred"; provided however, that if no item is marked "Deferred", this Section 9(c)(iv) shall be of no force or effect.

[Deferred]

Hazard Insurance premiums or other insurance premiums,

[Deferred]

Taxes,

[Deferred]

water and sewer charges (that could become a lien on the Mortgaged Property),

[N/A]

ground rents,

[Deferred]

assessments or other charges (that could become a lien on the Mortgaged Property)

(d)

In addition to the Base Recourse, Borrower shall be personally liable to Lender for:

(i)

the performance of all of Borrower's obligations under Section 18 of the Security Instrument (relating to environmental matters);

(ii)

the costs of any audit under Section 14(g) of the Security Instrument; and

(iii)

any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys' Fees and Costs and the costs of conducting any independent audit of Borrower's books and records to determine the amount for which Borrower has personal liability.

(e)

All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

(f)

Notwithstanding the Base Recourse, Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

(i)

Borrower's ownership of any property or operation of any business not permitted by Section 33 of the Security Instrument;

(ii)

a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or

(iii)

fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

(g)

To the extent that Borrower has personal liability under this Section 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law.  To the fullest extent permitted by applicable law, in any action to enforce Borrower's personal liability under this Section 9, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

10.

Voluntary and Involuntary Prepayments.

(a)

Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

(b)

Borrower may voluntarily prepay all of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment.  If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 10 only, the term "Installment Due Date" shall mean the Business Day immediately preceding the scheduled Installment Due Date.

(c)

Notwithstanding subsection (b) above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in subsection (b) and meets the other requirements set forth in this subsection.  Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender shall deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

(d)

Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note.  In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment, plus (iii) any prepayment premium calculated pursuant to Section 10(e).

(e)

Except as provided in Section 10(f), a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period.  The prepayment premium shall be computed as follows:

(i)

For any prepayment made during the Yield Maintenance Period, the prepayment premium shall be whichever is the greater of subsections (A) and (B) below:

(A)

1.0% of the amount of principal being prepaid; or

(B)

the product obtained by multiplying:

(1)

the amount of principal being prepaid or accelerated,

by

(2)

the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate,

by

(3)

the Present Value Factor.

For purposes of subsection (B), the following definitions shall apply:

Monthly Note Rate: one-twelfth (1/12) of the Fixed Interest Rate, expressed as a decimal calculated to five digits.

Prepayment Date:  in the case of a voluntary prepayment, the date on which the prepayment is made; in the case of the application by Lender of collateral or security to a portion of the principal balance, the date of such application.

Assumed Reinvestment Rate:  one-twelfth (1/12) of the yield rate, as of the date 5 Business Days before the Prepayment Date, on the Treasury Security, as reported in The Wall Street Journal, expressed as a decimal calculated to five digits.  In the event that no yield is published on the applicable date for the Treasury Security, Lender, in its discretion, shall select the non-callable Treasury Security maturing in the same year as the Treasury Security with the lowest yield published in The Wall Street Journal as of the applicable date.  If the publication of such yield rates in The Wall Street Journal is discontinued for any reason, Lender shall select a security with a comparable rate and term to the Treasury Security.  The selection of an alternate security pursuant to this Section shall be made in Lender’s discretion.

Present Value Factor:  the factor that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

(1-(1/(1+ARR))n)/ARR

n = the number of months remaining in Yield Maintenance Period; provided, however, if a prepayment occurs on an Installment Due Date, then the number of months remaining in the Yield Maintenance Period shall be calculated beginning with the month in which such prepayment occurs and if such prepayment occurs on a Business Day other than an Installment Due Date, then the number of months remaining in the Yield Maintenance Period shall be calculated beginning with the month immediately following the date of such prepayment.

ARR = Assumed Reinvestment Rate

(ii)

For any prepayment made after the expiration of the Yield Maintenance Period but during the remainder of the Prepayment Premium Period, the prepayment premium shall be 1.0% of the amount of principal being prepaid.

(f)

Notwithstanding any other provision of this Section 10, no prepayment premium shall be payable with respect to (i) any prepayment made during the Window Period, or (ii) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

(g)

Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

(h)

Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties.  Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment.  Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

11.

Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys' Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12.

Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13.

Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

14.

Loan Charges.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

15.

Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

16.

Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

17.

Governing Law.  This Note shall be governed by the law of the Property Jurisdiction.

18.

Captions.  The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

19.

Notices; Written Modifications.

(a)

All Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

(b)

Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment; provided, however, in the event of a Transfer under the terms of the Security Instrument that requires Lender's consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender's option, by Notice to Borrower and the transferee, as a condition of Lender's consent.

20.

Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

21.

WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

22.

State-Specific Provisions.

ATTACHED EXHIBIT.  The Exhibit noted below, if marked with an "X" in the space provided, is attached to this Note:

X	Exhibit A	Modifications to Multifamily Note

IN WITNESS WHEREOF, and in consideration of the Lender's agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative. Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

AIMCO RIVERSIDE PARK, L.L.C., a Delaware limited liability company

By:  Riverside Park Associates Limited Partnership, a Delaware limited partnership, its Sole Member

By:  AIMCO/Riverside Park Associates GP, LLC, a Delaware limited liability company, its General Partner

By:  AIMCO/Bethesda Holdings, Inc., a Delaware corporation, (successor by merger to NHP Management Company), its Sole Member

By:  /s/Patti K. Fielding (SEAL)

Patti K. Fielding

Executive Vice President and Treasurer

57-1102091

Borrower's Social Security/Employer ID Number

In Witness Whereof, the undersigned have executed this Consolidated, Amended and Restated Note as of the effective date provided for therein.

LENDER:

FEDERAL HOME LOAN MORTGAGE CORPORATION

By: /s/Michael S. Meers (SEAL)

Name: Michael S. Meers

Title: Regional Director

SEEN AND AGREED:

GUARANTOR:

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:

AIMCO-GP, Inc., a Delaware corporation, its General Partner

By: /s/Patti K. Fielding (SEAL)

Patti K. Fielding

Executive Vice President and Treasurer

EXHIBIT A

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note that precedes this Exhibit.

1.

The definition of “Default Rate” set forth in Section 1(a) of this Note is deleted and replaced with the following:

“Default Rate” means an annual interest rate equal to the greater of (i) three (3) percentage points above the Fixed Interest Rate, or (ii) four percentage (4) points above the then-prevailing Prime Rate.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

2.

The following definition is added to Section 1(a) of this Note:

“Prime Rate” means the rate of interest announced by The Wall Street Journal from time to time as the “Prime Rate”.

3.

The second sentence of Section 9(c)(i) is deleted and replaced with the following:

“However, Borrower will not be personally liable for any failure described in this subsection (i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument (a) because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding, or (b) if such funds have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default.”

4.

Section 19(b) of this Note is modified by deleting: “provided, however, in the event of a Transfer under the terms of the Security Instrument that requires Lender's consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender's option, by Notice to Borrower and the transferee, as a condition of Lender's consent” in the last sentence of the Section; and by adding the following new sentence:

“The Modifications to Multifamily Note set forth in this Exhibit A shall be null and void unless title to the Mortgaged Property is vested in an entity whose Controlling Interest(s) are directly or indirectly held by AIMCO REIT or AIMCO OP.  The capitalized terms used in this Section are defined in the Security Instrument.”

5.

Section 20 of this Note is deleted and replaced with the following:

“20.

Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Land is located (the "Property Jurisdiction").  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.”